                                                             EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                                 MARK A. CARNEY
                                       AND
                             THE CENTRIS GROUP, INC.

         This Agreement is made at Costa Mesa, California, this 6th day of September, 1997, between The Centris Group, Inc., a Delaware corporation (the "Company"), and Mark. A. Carney (the "Executive").

         In consideration of the respective promises and mutual covenants and agreements which are set forth herein, and intending to be legally bound thereby, the parties hereto agree as follows:

         Section 1 - Employment.
                     ----------
         The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by and to serve the Company on the terms and conditions as set forth in this Agreement.

         Section 2 - Term of Employment.
                     ------------------
         This Agreement will commence and be effective as of September 6, 1997, and shall continue thereafter to and including December 31, 2001.

         Section 3 - Position and Duties.
                     -------------------
         The Executive shall serve the Company as a Senior Vice President and as the President and Chief Operating Officer of INTERRA Reinsurance Group, Inc. ("INTERRA"), which is being acquired by the Company concurrently herewith from Executive pursuant to that certain Stock Purchase Agreement of even date herewith by and between the Company and Executive. Executive shall have all the duties, responsibilities, authority, rights and privileges which normally attach to those offices. Notwithstanding the foregoing, the Executive shall have such additional or other duties, responsibilities and authority as may be delegated or assigned to Executive from time to time by the Company's Board of Directors or by its Chief Executive Officer. Executive's services shall be performed on behalf of the Company consistent with the policies and procedures of the Company, and Executive shall be subject at all times to the supervision, direction and control of the Company's Chief Executive Officer and its Board of Directors. Executive agrees that the Company may at any time change or alter Executive's duties, responsibilities, authority, rights, privileges or titles as may be deemed warranted or in the best interests of the Company; provided, however, that such changes or alterations are consistent with the activities of a Senior Vice President of the Company.

         Section 4 - Devotion of Time and Best Efforts.
                     ---------------------------------

         Executive agrees that during the period of his employment he will devote his working and productive time, attention, energies, abilities, skill and efforts exclusively to the business affairs of the Company. In this connection, Executive agrees that he will diligently exert his best efforts to the promotion, development and best interest of the Company and its affiliates, particularly the maximization of its income and the retention and servicing of the business and operations ("Business") of Executive's former employer, INTERRA, and that he will faithfully and diligently perform all of the duties incident to his position. Executive agrees that he will not directly or indirectly, promote, participate or engage in any activities, whether as a partner, employee, creditor, shareholder or otherwise, in any business which shall in any way be, directly or indirectly, in competition with any aspect of the Company's business, nor will Executive own, other than as a mere passive equity investor, more than 10% in any other business enterprise without prior written approval of the Company. The Company acknowledges that as of the date hereof Executive owns 5% of the stock of Specialty Risk International, Inc., ("SRI") a company which has a business relationship with INTERRA. Executive agrees that he will not participate in the management and affairs of SRI, nor will he increase his ownership in SRI without the prior written approval of the Company.

         Section 5 - Place of Performance.
                     --------------------
         In connection with Executive's employment by the Company, the Executive shall be based at the Company's Indianapolis, Indiana offices, except for such travel as may be required to be undertaken on behalf of the Company's business. In the event the Company ceases operations at such location or moves that office to another location, the Company shall be entitled to relocate Executive to the new location. Executive shall be entitled to reimbursement of his relocation expenses in accordance with the Company's customary policies and procedures.

         Section 6 - Compensation.
                     ------------
         6.01  Salary:  The Company  shall pay to the  Executive a salary at the
               ------
rate of One Hundred Ninety Thousand Dollars ($190,000) per annum, in equal installments as nearly as practicable, in accordance with the Company's prevailing payroll practices and policies which are in effect from time to time.

         6.02 Bonus: In addition to the salary  specified in Section 6.01 above,
              -----
the Executive will be eligible to earn a bonus calculated as provided herein. The bonuses shall be 40% of the following two (2) sources described in Sections A and B below.

         (A) The after tax profit attributable to the continuing operations of INTERRA as a managing general underwriter, reinsurance broker and administrative services provider, after giving effect to the amortization of the excess amount paid by the Company for the purchase of the INTERRA stock over the agreed upon value of INTERRA's net realizable assets at the Inception Date (the "Brokerage Operating Bonus" or "BOP");

         (B) The pre-tax underwriting gain or loss on accident and health business placed or written by or through INTERRA into or with the Company's USF RE INSURANCE COMPANY ("USF RE") subsidiary (the "Underwriting Profit Bonus" or "UPB").

         (C) Such bonuses shall be distributable and allocable as follows:

                  (1) The first fifty percent (50%) will be eligible for deferral into the Company's Non-Qualified Deferred Compensation Plan ("Deferred Plan") at the Executive's discretion in accordance with Plan provisions; and

                  (2)  The next 25% will be paid to Executive within forty-five
         (45) days after the end of the period; and

                  (3) The remaining 25% will be escrowed by the Company (the "Escrowed Bonus") until the final bonus calculation is made for the December 31, 2001 bonus period as indicated in Paragraph E(4) below. Any funds withheld by the Company will be held as part of the Company's general assets and not in a trust or segregated account. Interest will be credited on these withheld funds annually at the rate earned by the Company on its short-term funds as reported by Great Northern Capital, the Company's investment advisor.

         (D) The bonus periods are as follows:

                  (1) The "First Period" which shall be from the inception date of this Agreement through December 31, 1998; and

                  (2) The "Second Period" through the "Fourth Period" shall be the calendar years 1999, 2000 and 2001.

         (E) Bonuses shall be determined as follows:

                  (1) For the First Period the Executive shall be paid the BOP. The bonus shall be distributed and allocated as set forth in paragraph C above.

                  (2) For the Second Period the Executive shall be paid a bonus equal to the BOP for the Second Period, plus or minus the UPB with respect to business written during the First Period. The bonus shall be distributed and allocated as set forth in paragraph C above. Any deficit for the Second Period due to the UPB deficit exceeding the BOP shall be reduced by the Escrowed Bonus previously earned, and the remaining deficit, if any, shall be carried forward to the Third Period.

                  (3) For the Third Period, the Executive shall be paid a bonus equal to the BOP for the Third Period, plus or minus the UPB with respect to business written during the Second Period and less any deficit from the Second Period. The bonus shall be distributed and allocated as set forth in paragraph C above. Any deficit for the Third Period due to the UPB deficit exceeding the BOP shall be reduced by the Escrowed Bonus previously earned and the remaining deficit, if any, shall be carried forward to the Fourth Period.

                  (4) For the Fourth Period the Executive shall be paid a bonus equal to the UPB with respect to business written during the Third Period, plus the Escrowed Bonus, less any deficit from the Third
         Period. The bonus shall be distributed and allocated as set forth in paragraph C above, except that Executive shall be paid all funds in the Escrow Bonus.


         (E) For purposes of the bonus calculations under this Section 6.02, the amortization period of the excess paid over the value of the assets shall be three (3) years. In calculating the after tax profit, the Company will not allocate corporate overhead or credit investment income to the results of INTERRA's operations. For purposes of calculating underwriting gain or loss on business placed or written by or through INTERRA into or with USF RE, Executive agrees that the Company shall have the sole right to determine the loss reserves applicable to such business. Underwriting gain (loss) shall be calculated as the difference between net earned reinsurance premium and (1) incurred losses; (2) commission expenses, including INTERRA's fees and commissions; and (3) the reinsurer's underwriting expense calculated at 2.5% of net earned reinsurance premium.

         6.03 Death or  Disability:  In the event of the death or  disability of
              --------------------
Executive during the period of his employment, the Company will pay to Executive, his estate, or any other person whom the Executive shall have designated in writing for such purpose, (i) the amount of salary due to Executive under Section 6.01, to a maximum of one year; and (ii) any bonus payments that would be due to Executive under Section 6.02 through December 31, 2001, which bonus payments shall be calculated and distributed in accordance with the formula set forth in Section 6.02. "Disability" for purposes of this Agreement shall be the inability of Executive to perform services under the Agreement for a period of 60 days during any 120 day period.

         Section 7 - Benefits.
                     --------
         7.01 General:  Executive  shall be entitled to  participate in employee
              -------
benefit plans generally available to other employees of the Company, including group health, life and disability insurance, paid vacation, sick leave and any stock option, savings and retirement plans and shall be entitled to an automobile allowance of $500 per month. In addition to the bonus described in
Section 6.02 above, the Executive shall be entitled to participate in the Company's annual cash bonus plan. The terms of such participation shall be determined following the execution of this Agreement.

         7.02 Club  membership:  Subject  to  approval  by the  Company's  Chief
              ----------------
Executive Officer, the Company shall reimburse Executive for membership in a business club. The Company will pay monthly and annual dues as well as any charges for entertainment at such club when the entertainment is related to the performance of Executive's services on behalf of the Company.

         7.03 Expense  Reimbursement:  Executive is authorized to incur ordinary
              ----------------------
and necessary expenses in connection with the promotion, operation and furtherance of the business affairs of the Company, consistent with the Company's policies as applicable to all employees. Executive shall be reimbursed by the Company for duly incurred business expenditures upon presentation by the Executive to the Company of an itemized account of such expenditures, together with appropriate receipts and vouchers. The itemized account shall be submitted not less often than monthly on the Company's forms and in accordance with its procedures.

         7.04 Severance Agreement: Subject to approval by the Company's Board of
              -------------------
Directors, the Company and the executive will enter into a Severance Agreement providing certain benefits to Executive in connection with a "Change in Control" of the Company, upon terms and conditions comparable to Severance Agreements with other Senior Vice Presidents of the Company. Executive agrees that in the event he is terminated while this Agreement is in effect and under circumstances that would entitle him to a payment under the Severance Agreement, if in effect, Executive shall be entitled to receive either (i) the salary and bonus termination payments as provided for in this Agreement, or (ii) the salary and bonus termination payments provided for in the Severance Agreement, whichever are greater. Under no conditions shall Executive be entitled to receive salary and bonus termination payments under this Agreement and the Severance Agreement.

         Section 8 - Termination.
                     -----------
         8.01  Termination  for Cause:  At any time during the period covered by
               ----------------------
this Agreement the Company may terminate the Executive from his employment under this Agreement for cause. The term "cause" in this Agreement for purposes of termination shall include, but not be limited to: (i) the commission by Executive of any act of fraud or dishonesty; (ii) a conviction of Executive of a felony in either a state or federal court proceedings; (iii) the material breach or violation by Executive of any term or condition of this Agreement, including, but not limited to, the failure by Executive to diligently and faithfully carry out his duties under this Agreement and the failure of Executive to act in accordance with the Company's policies and procedures (including any underwriting guidelines) or as instructed by the Company's Chief Executive Officer or any other duly authorized representatives of the Company; (iv) the failure by Executive to devote sufficient time to the performance of his duties under this Agreement; (v) Executive taking action, directly or indirectly, for himself or for others, to establish or participate in other business enterprises (other than as a mere passive equity investor of less than 10% of the stock of another corporation), whether or not such enterprises are in competition with the Company; (vi) Executive's failure to follow the Company's business practices, including but not limited to, its underwriting and rating guidelines, its marketing practices and its claims handling and settlement procedures; or
(vii) Executive engaging in activities which place Executive in a direct or indirect conflict of interest with the Company including, but not limited to, being involved or associated with, directly or indirectly, an individual, company, firm or other entity that is in competition with the Company's business activities. In the event of termination of Executive for cause, the Company will pay to the Executive the accrued but unpaid salary or other compensation due to Executive under the terms of this Agreement to the date of such termination, but shall have no obligation to make any further payments of salary, bonus payments under Section 6 hereof or any other compensation. Such payment shall be made to Executive either in a lump sum or in accordance with the Company's normal payroll policies and procedures, at the discretion of the Company.

         8.02 Involuntary  Termination  (Without Cause):  The Company shall have
              -----------------------------------------
the right to terminate the Executive involuntarily and without any cause or any reason by paying to the Executive (i) all salary payments which would be due and payable to the Executive pursuant to the provisions of Section 6.02 of this Agreement for the remainder of the term of this Agreement; (ii) any accrued but unpaid expense reimbursements, vacation pay or other compensation due to Executive through the date of termination; and (iii) any bonus payments that would be due to Executive under Section 6.02. Payments of salary and other compensation shall be made to Executive either in a lump sum or in accordance with the Company's normal payroll policies and procedures, at the discretion of the Company. Bonus payments shall be computed and distributed as set forth in
Section 6.02 and shall be paid to Executive only at the time of and to the extent that such bonuses are deemed earned, in accordance with the formulas set forth in Section 6.02.

         Section 9 - Covenants of Non-Competition, Non-Solicitation and
                     --------------------------------------------------
                     Non-Disclosure.
                     --------------
         9.1 Term of Covenants: It is the intent, understanding and agreement of
             -----------------
the parties to this Agreement that these covenants of non-competition, non-solicitation and non-disclosure are to run for the period commencing from the date of Executive's employment under this Agreement and continuing for a period of three (3) years after termination of such employment, and that all provisions of whatever nature contained in these covenants shall be binding upon the Executive during such applicable period and shall inure to the benefit of Company; provided, however, that in the event that Executive's employment is terminated by the Company "without cause" pursuant to Section 8.02 hereof, then the term of the covenants of non-competition and non-solicitation shall expire twelve months from the effective date of such termination. The term of the covenant of non-disclosure shall not be effected by such termination.

         9.2  Covenant  of  Non-Competition:  Executive  shall not  during  such
              -----------------------------
aforementioned term, either directly or indirectly, for himself or another person, firm, corporation or business, whether as a sole owner, shareholder, officer, director, employee, agent, consultant or otherwise (except as a less than 10% shareholder only of a publicly held corporation and as the owner of 5% of the stock of SRI) engage in or be involved in any business that, through marketing, sales, underwriting, claims handling, consulting or through other means or devices is engaged in offering or selling the classes or lines of insurance and reinsurance in which INTERRA or the Company are engaged at the closing of the acquisition of INTERRA by the Company. The covenants contained in this Section 9.2 shall specifically refer to those counties in the states in which INTERRA conducted its business prior to the Company's acquisition of INTERRA from Executive, and to those counties in the states in which INTERRA and the Company carry on their business operations following the date of this Agreement. It is agreed that for purposes of this Section 9.2, the Company and INTERRA are deemed to be conducting business in those counties of any state where business operations are conducted by producers with whom the Company and INTERRA have a business relationship.

         9.03  Covenant of  Non-Solicitation:  Executive  agrees that during the
               -----------------------------
term of these covenants he shall not, either directly or indirectly, for himself or another person, firm, corporation or business, solicit or cause to be solicited the customers of the Company or its affiliates, nor shall he, during such period, either directly or indirectly, for himself or for others, employ or assist any competitor of the Company or its affiliates in the employment of any employee of the Company.

         9.04  Confidential  Information:   During  the  course  of  his  future
               -------------------------
association with the Company and by virtue of Executive's former position with and his ownership of the stock of his former employer, INTERRA, Executive has had and shall have access to a wide variety of confidential information of the Company, its affiliates and INTERRA and their accounts and methods of operation, including, but not limited to, the following specified items and information and the following general classes of information:

                  (i) "Customer Lists" which consist of current and former insureds and current and former clients of the Company and INTERRA;

                  (ii) The Company's and INTERRA's criteria, their methodology for accepting clients and their operating criteria which are unique to the Company and INTERRA and have been developed or acquired strictly for their own use;

                  (iii) Computer programs and systems of the Company and INTERRA used or which may be used in the conduct of the Company's and INTERRA's business which are unique to the Company and INTERRA and have been developed or acquired strictly for their own use;

                  (iv) All information respecting the Company's and INTERRA's underwriting methodology and systems for accepting, issuing and renewing its insurance or reinsurance products;

                  (v) Lists of the Company's and INTERRA's brokers, agents and third-party administrators, referral sources and other producers of their business;

                  (vi)     Agreements of the Company and INTERRA; and

                  (vii) All other information relating to the Company's and INTERRA's business and methods of operation which are unique to the Company and INTERRA which have been developed or acquired strictly for their own use.

         It is acknowledged and agreed by Executive that all such information as described above is confidential information and property of the Company and INTERRA and constitutes "Trade Secrets" of the Company and INTERRA. Executive further acknowledges and agrees that the trade secrets of INTERRA are an asset of INTERRA which the Company is acquiring as of the date of this Agreement, and that as a stockholder of INTERRA, Executive will receive consideration from the Company for its purchase of INTERRA and its assets, including its trade secrets.

         9.05 Covenant of  Non-Disclosure:  Executive  agrees that the items and
              ---------------------------
information classified hereinabove as "Trade Secrets" are of a confidential nature, that such Trade Secrets are vital and essential to the continuing well-being of the Company and INTERRA and that such Trade Secrets shall not be disclosed to any parties other than as set forth herein. Executive acknowledges that such Trade Secrets are not known to the general public nor are they known by or disclosed to competitors of the Company and INTERRA, that disclosure of such Trade Secrets can be advantageous to the Company's competitors and harmful to the Company, and have been or will be disclosed to Executive because of his position as a former owner of INTERRA and as a continuing employee of the Company. Executive agrees not to make any such disclosure unless authorized in writing to do so by the Company or unless required by applicable law, and acknowledges that it is his responsibility to the Company that such Trade
Secrets not be disclosed by him to third parties since such a disclosure, particularly to competitors of the Company, will adversely and materially affect the Company's ability to do business and will cause substantial and irreversible damage to the Company's economic well-being.

         9.06  Enforcement  of  Covenants:  It is the  intention  of the parties
               --------------------------
hereto that the provisions of these covenants shall be enforced to the fullest extent permissible under the laws and public policies of the State of California and the State of Indiana. However, it is further agreed that the provisions of these covenants will not preclude the Executive from engaging in a profession, trade or business except as contemplated by the covenants of this Section 9, which covenants are necessary to protect the legitimate interests of the Company and INTERRA in their Trade Secrets and business.

         9.07   Remedies:
                --------
                  (i) The parties acknowledge and agree that given the irreparable harm which could result to the Company from violations by Executive of any of the provisions of these covenants, damages would be an inadequate remedy at law for any such breach and that, in addition to any other rights or remedies which the Company may have, the Company may enforce the provisions of these covenants and may obtain relief for any breach or threatened breach of these covenants, if necessary, by use of a temporary restraining order, a preliminary injunction, permanent injunction, or specific performance.

                  (ii) For purposes of this Agreement, the Executive agrees that any of the following shall be deemed per se to constitute irreparable injury to the Company for which the Company shall be entitled to injunctive relief: (A) use, misuse or disclosure of Trade Secrets, (B) solicitation of existing customers; or (C) breach of any of the provisions related to covenants not to solicit or to disclose Trade Secrets.

                  (iii) Any dispute arising out of or in connection with this Section 9 will be resolved as provided in Section 10 hereof.

         9.08   Severability  of  Covenants:   The   unenforceability   (or  the
                ---------------------------
modification to conform with such laws and public policies) of any provision of these covenants shall not render unenforceable or impair the remainder of the covenants. Accordingly, if any provisions of these covenants shall be determined to be invalid or unenforceable, either in whole or in part, these covenants shall be amended to delete or modify, as necessary, the offending provisions or offending portions of said provisions and to alter the balance of these covenants in order to render the same valid and enforceable. Without limiting the generality of the foregoing, the parties agree that if the area covered by these covenants, i.e., any state where the Company is presently carrying on its business or where it may carry on its business during the term of these covenants, or if the term of the covenants is deemed by a court or other body having jurisdiction to be unreasonably broad, there shall be automatically substituted for such area or term, such area of coverage or such length of time as such court or other body having jurisdiction deems to be reasonable and sufficient to protect the Company's interests herein.

         Section 10 - Settlement of Disputes:
                      ----------------------

         10.1 Other than disputes arising under Section 9 hereof, any dispute arising as a result of this Agreement or regarding the interpretation or application of this Agreement, or any act which allegedly has or would violate any provision of this Agreement must be submitted as a general reference pursuant to California Code of Civil Procedure Section 638(1) to arbitration in Orange County, California in accordance with the rules of Judicial Arbitration and Mediation Service as the exclusive remedy for such claim or dispute. Either party may make this request by serving on the other, in writing, a request to arbitrate. Within 30 days after such service, either party may institute proceedings in State Court to enforce this clause by filing appropriate papers. If the parties cannot mutually select a judge from the arbitration panel, the Court shall make the selection. The decision of the arbitrator will be final, and it may then be entered as a superior court judgment (CCP 644) from which either party may appeal pursuant to CCP 645.

         10.2 The parties may agree on limited discovery. However, in the absence of an agreement, each party shall (i) take not more than four depositions, totaling not more than 12 hours cumulatively; (ii) propound not more than four sets of interrogatories, not to exceed 40 single questions each;
(iii) serve not more than 10 requests for admissions; and (iv) propound not to exceed 15 requests to produce documents, all as may be "reasonable," as measured by circumstances and amount in dispute between the parties. Any disagreements between the parties regarding discovery matters shall be resolved by the Referee.

         10.3 Other than a dispute arising under Section 9 hereof, the Referee may resolve any claim or dispute arising out of, or in connection with, or based upon this Agreement, whether or not such claim is described as breach of contract or tort. Damages, however, shall be limited to those based on actual damages and punitive damages may not be awarded. The prevailing party of any such dispute or litigation shall be entitled to receive from the losing party all costs and expenses, including reasonable counsel fees, incurred by the prevailing party.

         10.4 Any dispute arising out of or in connection with Section 9 of this Agreement shall be brought in the Orange County Superior Court of the State of California, or in the United States District Court for the Central District of California, and by execution of this Agreement both the Company and Executive accept the exclusive jurisdiction of such courts for disputes under Section 9 hereof, and hereby irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement relating to such issues.

         Section 11 - Setoff.
                      ------
         Amounts payable to Executive under this Agreement, whether they be salary, benefits or other compensation, shall be subject to the Company's right to setoff against any amounts which the Executive owes to the Company.

         Section 12 - Non-Assignability.
                      -----------------
         This Agreement is a personal service contract and the rights and duties of the parties hereunder shall not be assignable, except in accordance with the provisions of Section 13 of this Agreement. Any attempted assignment or transfer not permitted by the terms of Section 13 shall be void and of no force and effect.

         Section 13 - Successors and Assigns.
                      ----------------------
         If the Company shall at any time be merged or consolidated into or with any other corporation, or if substantially all of the assets of the Company are transferred to another corporation or party, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity or successors resulting from such merger or consolidation or to which such assets shall be transferred. To the extent applicable, this Agreement shall be binding on the devises, heirs, next of kin, executors and administrators of the Executive.

         Section 14 - Notice.
                      ------
         (a) All notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to the other party if served personally on such other party or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or by an express courier service generating a receipt, e.g. Federal Express. If such notice, demand or other communication be served personally, service shall be deemed made at the time of such personal service. If such notice, demand or other communication be given by mail or courier service, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail or delivery to the courier service, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter provided.

         Notice shall be given to the Company at the following address:

                             The Centris Group, Inc.
                             650 Town Center Drive, Suite 1600
                             Costa Mesa, California  92626
                             Attention: Jose A. Velasco, Senior Vice President, Chief Administrative Officer, Secretary and General Counsel

         With copies to:     R.W. Loeb, Esq.
                             R.W. Loeb, Prof. Corp.
                             865 South Figueroa Street, Suite 2500
                             Los Angeles, California  90017-2567

         Notice shall be given to the Executive at the following address:

                             Mark A. Carney
                             848 Wedgewood Lane
                             Carmel, Indiana  46033

         With copies to:     Clifford A. Holleran, Esq.
                             4630 West Jefferson Boulevard, Suite 11A
                             Fort Wayne, Indiana  46804

Any party hereto may change his address for purposes of receiving notices, demands or other communications as herein provided by a written notice given in the manner described above to the other party hereto.

         Section 15 - Applicable Governing Law.
                      ------------------------
         This Agreement, having been negotiated, executed and delivered in the State of California, which is the Company's state of incorporation, shall be construed in accordance with the laws of the State of California; and the validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, including its laws and decisions relating to conflict of laws.

         Section 16 - Severability.
                      ------------
         Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid, for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforceability of the remainder hereof.

         Section 17 - Captions.
                      --------
         The captions or headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

         Section 18 - Amendments/Waivers.
                      ------------------
         No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the President of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         Section 19 - Entire Agreement.
                      ----------------
         Except as otherwise provided in Section 7.04 hereto, this Agreement expresses the entire agreement of the parties hereto, and supersedes all prior written or oral promises, representations, understandings, arrangements and agreements between these parties with respect to the subject matter herein. The parties hereto further acknowledge and agree that neither of them has made any representation to induce the execution and delivery of this Agreement, except those as specifically set forth herein.

         Section 20 - Signatures.
                      ----------
         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and the Executive has signed this Agreement as indicated below, as of the day and year first written above.

THE CENTRIS GROUP, INC.


By  /S/ DAVID L. CARGILE
    ----------------------
    David L. Cargile,
    Chairman of the Board, President and
    Chief Executive Officer


EXECUTIVE:


/S/ MARK A. CARNEY
------------------
    Mark A. Carney